UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Atea Pharmaceuticals, Inc.

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On March 26, 2025, Atea Pharmaceuticals, Inc. issued the following press release:

Atea Pharmaceuticals Highlights Actions Underway to Enhance Shareholder Value

BOSTON, March 26, 2025 – Atea Pharmaceuticals, Inc. (Nasdaq: AVIR) (Atea or Company), a clinical-stage biopharmaceutical company engaged in the discovery and development of oral antiviral therapeutics for serious viral diseases, today issued the following statement:

The Atea Board of Directors and management team have recently taken several decisive actions to enhance shareholder value, including:

•

Launching a comprehensive review of strategic opportunities – In the fourth quarter of 2024, Atea engaged an independent global investment bank to assist the Company in identifying potential opportunities to enhance shareholder value, including the exploration of strategic partnerships related to Atea’s Phase 3 program for the treatment of HCV.

•	Taking substantial action to reduce costs – During the first quarter of 2025, Atea reduced its workforce by approximately 25% and expects cost savings of approximately $15 million through 2027.

•

Appointing a highly qualified, independent director in Arthur S. Kirsch – The Atea Board regularly evaluates its composition to ensure it has the appropriate mix of skillsets and experience to appropriately oversee the execution of the Company’s strategy. Mr. Kirsch was identified as a proven healthcare and life sciences executive with valuable investment banking and strategic advisory experience.

The Atea Board and management team have engaged regularly with Mr. Radoff and Mr. Torok over the past several months and the Company remains committed to engaging in constructive dialogue, just as it does with all of the Company’s shareholders. The Company will continue to take actions that it believes are in the best interests of all shareholders.

As previously announced, the Nominating and Corporate Governance Committee of the Atea Board of Directors will evaluate all director candidates nominated by Atea shareholders consistent with its established practices. The Board will make its formal recommendation regarding director nominations in the Company’s definitive proxy statement and accompanying WHITE proxy card, which will be filed with the Securities and Exchange Commission ahead of Atea’s 2025 Annual Meeting of Stockholders. The 2025 Annual Meeting has not yet been scheduled, and Atea stockholders are not required to take any action at this time.

Evercore is serving as Atea’s financial advisor and Latham & Watkins LLP is serving as legal counsel.

About Atea Pharmaceuticals

Atea is a clinical-stage biopharmaceutical company focused on discovering, developing and commercializing oral antiviral therapies to address the unmet medical needs of patients with serious viral infections. Leveraging Atea’s deep understanding of antiviral drug development, nucleos(t)ide chemistry, biology, biochemistry and virology, Atea has built a proprietary nucleos(t)ide prodrug platform to develop novel product candidates to treat single stranded ribonucleic acid, or ssRNA, viruses, which are a prevalent cause of serious viral diseases. Atea plans to continue to build its pipeline of antiviral product candidates by augmenting its nucleos(t)ide platform with other classes of antivirals that may be used in combination with its nucleos(t)ide product candidates. Our lead program and current focus is on the development of the combination of bemnifosbuvir, a nucleotide analog polymerase inhibitor and ruzasvir, an NS5A inhibitor, to treat hepatitis C virus. For more information, please visit

www.ateapharma.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include but are not limited to statements regarding the Company’s actions to enhance shareholder value and the Company’s plans with respect to director candidates nominated by shareholders. When used herein, words including “expected,” “should,” “anticipated,” “believe.” “will,” “plans”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Atea’s current expectations and various assumptions. Atea believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Atea may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, uncertainties inherent in the drug discovery and development process and the regulatory submission or approval process, unexpected or unfavorable safety or efficacy data or results observed during clinical trials or in data readouts; delays in or disruptions to clinical trials or our business; our reliance on third parties over which we may not always have full control, our ability to manufacture sufficient commercial product, competition from approved treatments for HCV, as well as the other important factors discussed under the caption “Risk Factors” in Atea’s Annual Report on Form 10-K for the year ended December 31, 2024 as such factors may be updated from time to time in its other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While Atea may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing Atea’s views as of any date subsequent to the date of this press release.

Additional Information and Where to Find It

Atea intends to file with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for the 2025 Annual Meeting of Stockholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ATEA AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Atea free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Atea are also available free of charge by accessing Atea’s website at www.ateapharma.com.

Participants in the Solicitation

Atea, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Atea. Information about Atea’s executive officers and directors is available under the heading “Information about our Executive Officers and Directors” in Part I, Item 1, “Business” in Atea’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on March 6, 2025 and under the headings “Proposal 1 – Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management” and “Executive Officer and Director Compensation” in Atea’s definitive proxy statement on Schedule 14A for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024. Changes in the holdings of our directors and executive officers of Atea securities that were reported in the definitive proxy statement for the 2024 Annual Meeting of Stockholders are reflected in a Form 3 filed by Arthur Kirsch on February  24, 2025 and the following Forms 4 filed with the SEC on the dates noted: Jean-Pierre Sommadossi (June  7, 2024, September  19, 2024; February  4, 2025); Andrea Corcoran (February  4, 2025); Maria Arantxa Horga (February  4, 2025); John Vavricka (February  4, 2025); Janet MJ Hammond (February  4, 2025); Wayne Foster (February  4, 2025); Jerome M. Adams (June  18, 2024, June  21, 2024); Barbara Gayle Duncan (June  18, 2024, June  21, 2024); Bruce Polsky (June  18, 2024, June  21, 2024); Franklin Berger (June  18, 2024, June  21, 2024, December  12, 2024, January  17, 2025 (as amended January  17, 2025)); Bruno Lucidi (June  18, 2024, June  21, 2024); Polly Murphy (June  18, 2024, June  21, 2024); and Arthur Kirsch (February 24, 2025). These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Atea are also available free of charge by accessing Atea’s website at www.ateapharma.com.

Contacts

Jonae Barnes

SVP, Investor Relations and Corporate Communications

617-818-2985

barnes.jonae@ateapharma.com

Dan Moore / Jack Kelleher / Dylan O’Keefe

Collected Strategies

Atea-cs@collectedstrategies.com